UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2008

infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On September 2, 2008, infoGROUP Inc. (the “Company”) received a letter from the NASDAQ Stock Market (the “NASDAQ”) stating that the Company has regained compliance with the continued listing standards of the NASDAQ and that the Company’s common stock will continue to be listed on the NASDAQ Global Select Market. The letter also indicated, however, that the Listing Qualifications Panel has determined to issue a public reprimand to the Company.
     As disclosed previously, the Company was unable to timely file its annual report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) and its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008 (the “First Quarter 2008 Form 10-Q”) due to the time required to complete the internal investigation conducted by the Special Litigation Committee of the Company’s Board of Directors (the “Special Litigation Committee”). The Special Litigation Committee was formed in response to the consolidated complaint In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.), and in response to an informal investigation of the Company by the Securities and Exchange Commission (the “SEC”) and the related SEC request for the voluntary production of documents concerning related party transactions, expense reimbursement, other corporate expenditures and certain trading in the Company’s securities. As a result of the delayed filings, the NASDAQ staff notified the Company that it was in violation of NASDAQ Marketplace Rule 4310(c)(14) (the “Rule”), which requires that copies of all reports and other documents required to be filed with the SEC also be filed with NASDAQ on the day they are due.
     The Special Litigation Committee concluded its investigation and announced remedial measures, which were disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2008, the 2007 Form 10-K and in subsequent SEC filings. On August 8, 2008, the Company filed its 2007 Form 10-K and the First Quarter 2008 Form 10-Q. On August 21, 2008, the Company filed its Form 10-Q for the quarter ended June 30, 2008 (the “Second Quarter 2008 Form 10-Q”).
     In reaching the determination to continue the listing of the Company’s common stock, the NASDAQ staff stated that filing the 2007 Form 10-K, the First Quarter 2008 Form 10-Q and the Second Quarter 2008 Form 10-Q remedied the violation of the Rule and that the remedial measures announced by the Special Litigation Committee brought the Company back into compliance with the continued listing standards of the NASDAQ. The NASDAQ letter also noted that a public reprimand was warranted due to the lack of appropriate market disclosure with respect to transactions between the Company and Mr. Vinod Gupta, its former chief executive officer, lack of oversight with respect to such transactions and a general lack of controls that allowed these issues to occur.
     On September 5, 2008, the Company issued a press release in accordance with NASDAQ Marketplace Rule 4811(f). A copy of the Company’s press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed pursuant to Item 3.01:

Exhibit No.	Description
99.1	Press Release, dated September 5, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoGROUP Inc.

By:	/s/ John H. Longwell John H. Longwell
Secretary and Acting Executive Vice President for Business Conduct and General Counsel
Date: September 5, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 5, 2008